Exhibit 10.4

                    SUPPLEMENT TO THE AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                      RECKSON OPERATING PARTNERSHIP, L.P.
                            ESTABLISHING LTIP UNITS
                                      OF
                         LIMITED PARTNERSHIP INTEREST

      In accordance with Sections 4.2 and 14.1.B (2), (3) and (4) of the Amended and Restated Agreement of Limited Partnership, dated as of June 2, 1995, as amended on December 6, 1995, April 13, 1998, April 20, 1998, June 30, 1998, May 24, 1999, June 2, 1999, October 13, 2000, and August 7, 2003 (the
"Partnership Agreement"), the Partnership Agreement is hereby supplemented (the "Supplement") to establish a class of units of limited partnership interest of Reckson Operating Partnership, L.P. (the "Partnership"), which shall be designated "LTIP Units," having the rights, powers, privileges and restrictions, qualifications and limitations as set forth below and which shall be issued to the parties and in the amounts set forth on Schedule A hereto. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

      WHEREAS, the Partnership desires to provide for equity incentives to certain employees of the Company who provide services for the benefit of the Partnership ("Grantees").

      WHEREAS, pursuant to Section 4.2 of the Partnership Agreement, the Partnership is issuing LTIP Units to the Grantees with the rights, powers, privileges and restrictions, qualifications and limitations as set forth below.

      WHEREAS, pursuant to Section 4.2 and Sections 14.1.B (2), (3) and (4), the General Partner is amending the Partnership Agreement to facilitate the issuance of the LTIP Units.

      NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Issuance of LTIP Units

           (a) Pursuant to Section 4.2 of the Partnership Agreement, the Partnership hereby issues 362,500 Partnership Interests (the "LTIP Units") to the Grantees and in the amounts set forth on Schedule A hereto. The LTIP Units shall have the rights, powers, privileges, restrictions, qualifications and limitations (including, but not limited to, limitations on transfer) of Limited Partners under the Partnership Agreement, as supplemented and amended by the rights, powers, privileges, restrictions, qualifications and limitations specified in Exhibit I hereto.

           (b) The admission of the Grantees as Additional Limited Partners of the Partnership shall become effective as of the date of this Supplement, which shall also be the date upon which the names of the Grantees are recorded on the books and records of the Partnership, and Exhibit A to the Partnership Agreement is amended to reflect such admission.

Section 2. Amendments to Partnership Agreement.


           Pursuant to Section 14.1.B(3) of the Partnership Agreement, the General Partner, as general partner of the Partnership and as attorney-in-fact for its Limited Partners, hereby amends the Partnership Agreement as follows:

           (a) Article 1 of the Partnership Agreement is hereby amended by inserting the following definitions in alphabetical order:


           "Economic Capital Account Balance" has the meaning set forth in
           Section 6.1.E.

           "LTIP Units" means the units of the class of limited partnership interest initially issued on December 27, 2004, having the rights, powers, privileges, restrictions, qualifications and limitations set forth in the Supplement to the Partnership Agreement dated as of such date.

           "Common Unit Economic Balance" has the meaning set forth in Section 6.1.E.

           (b) Section 6.1 of the Partnership Agreement is amended by appending the following new paragraph E:

           E. Notwithstanding the provisions of Section 6.1.A above, but subject to the prior allocation of income and gain under clauses A(i), (ii) and (iii) above and to the terms of any Partnership Unit Designation in respect of any class of Partnership Interests ranking senior to the LTIP Units with respect to return of capital or any preferential or priority return, any Liquidating Gains shall first be allocated to the holders of LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units; provided that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that the Common Unit Economic Balance exceeds the Common Unit Economic Balance in existence at the time such LTIP Unit was issued. For this purpose, "Liquidating Capital Gains" means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 704(b) of the Code. The "Economic Capital Account Balances" of the holders of LTIP Units will be equal to their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units. Similarly, the

           "Common Unit Economic Balance" shall mean (i) the Capital Account Balance of the Company, plus the amount of the Company's share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the Company's ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.1.E, divided by (ii) the number of the Company's Common Units. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 6.1.E. The parties agree that the intent of this Section 6.1.E is to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with the Company's Common Units (on a per-Unit basis), but only if the Capital Account balance associated with the Company's Common Units has increased on a per-Unit basis since the issuance of the relevant LTIP Unit.

           (c) Section 8.6A is hereby amended by appending the following sentence:

           Notwithstanding the foregoing, the Redemption Right shall not be exercisable with respect to any Common Unit issued upon conversion of an LTIP Unit until on or after the date that is two years after the date on which the LTIP Unit was issued, provided however, that the foregoing restriction shall not apply if the Redemption Right is exercised by a LTIP Unit holder in connection with a transaction that falls within the definition of a "change-in-control" under the agreement or agreements to which the LTIP Units were issued to him or her.

           (d) The term "transfer" as used in Article 11 of the Partnership Agreement shall not include any conversion of LTIP Units into Common Units.

           (e) Section 1.D(2) of Exhibit B to the Partnership Agreement is hereby amended by replacing the text thereof with the following:

               (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the acquisition of a more than de minimis additional interest in the Partnership by any new or existing Partner as consideration for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of becoming a partner; (c) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (d) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

Section 3. Continuation of Partnership Agreement

           The Partnership Agreement and this Supplement shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Supplement (including Exhibit I hereto) were contained in one document. Any provisions of the Partnership Agreement not amended by this Supplement shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Supplement to the Partnership Agreement as of the 27th day of December, 2004.

                             GENERAL PARTNER:

                             RECKSON ASSOCIATES REALTY CORP.


                             By:   /s/ Scott Rechler
                                ----------------------------
                                Name: Scott Rechler
                                Title: Chief Executive Officer

                             EXISTING LIMITED PARTNERS:

                             By: Reckson Associates Realty Corp.,
                                 as Attorney-in-Fact for the Limited Partners

                             By:   /s/ Scott Rechler
                                ----------------------------
                                Name: Scott Rechler
                                Title: Chief Executive Officer

                             GRANTEES:

                             *Individual Counterpart Signature Pages Attached.

                      RECKSON OPERATING PARTNERSHIP, L.P.

                        Limited Partner Signature Page


      The undersigned, desiring to become one of the within named Limited Partners of Reckson Operating Partnership, L.P. (the "Partnership") hereby becomes a party to the Amended and Restated Agreement of Limited Partnership, dated as of June 2, 1995 and amended through the date hereof, of the Partnership, by and among Reckson Associates Realty Corp. and such Limited Partners. The undersigned agrees that this signature page may be attached to any counterpart of said Amended and Restated Agreement of Limited Partnership.


Date:                             -------------------------------------------
                                  Name of Limited Partner (please print)



                                  -------------------------------------------
                                  Signature



                                  -------------------------------------------
                                  Address

                                   EXHIBIT I

                      RECKSON OPERATING PARTNERSHIP, L.P.

                DESIGNATION OF THE RIGHTS, POWERS, PRIVILEGES,
                 RESTRICTIONS, QUALIFICATIONS AND LIMITATIONS
                               OF THE LTIP UNITS

      The following are the terms of the LTIP Units established pursuant to this Supplement:

      1. Number. The maximum number of authorized LTIP Units shall be 362,500.

      2. Vesting.

               (a) Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award vesting or other similar agreement (a "Vesting Agreement"). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any plan pursuant to which the LTIP Units are issued, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as "Vested LTIP Units"; all other LTIP Units shall be treated as "Unvested LTIP Units." Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to
Article 11 of the Agreement.

               (b) Forfeiture or Transfer of Unvested LTIP Units. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Partnership or the Company to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the Company exercises such right to repurchase or upon the occurrence of the circumstances resulting in such forfeiture, then the relevant LTIP Units shall immediately, and without any further action, be treated as transferred to the Company, if applicable, or cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Distribution Payment Record Date (as defined below) prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the holder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1.E of the Partnership Agreement, calculated with respect to the Holder's remaining LTIP Units, if any.


                                   Exh. I-1

               (c) Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

      3. Distributions.

               (a) LTIP Distribution Amount. Commencing from the date on which any LTIP Units are first issued (each, an "LTIP Issue Date"), for any quarterly period holders of such LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds legally available for the payment of distributions, cash distributions in an amount per unit equal to the distribution payable on the Common Units for the corresponding quarterly period (the "LTIP Distribution Amount"). Distributions on the LTIP Units, if authorized, shall be payable quarterly in arrears on such dates as may be authorized by the General Partner (any such date, a "Distribution Payment Date"). In addition, LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, any special, extraordinary or other distributions payable on the Common Units which may be made from time to time in an amount per unit equal to the amount of any special, extraordinary or other distributions payable on the Common Units. Distributions will be payable to the holder of the LTIP Units with respect to the LTIP Units held at the close of business on the applicable record date, which shall be such date designated by the General Partner for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Payment Record Date"). With regard to any distribution to the LTIP Units, the Distribution Payment Date shall be the same date as the date fixed for the payment of distributions to holders of Common Units and the Distribution Payment Record Date shall be the same date set for the record date for holders of Common Units. In the event that distributions to holders of Common Units for any period are paid on other than a quarterly basis, for example, on a monthly basis, then distributions to holders of the LTIP Units shall also be paid on that alternate basis.

               (b) Prohibited Distributions. No distributions on the LTIP Units shall be authorized by the General Partner or be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

               (c) Noncumulative Distributions. Distributions on the LTIP Units will be noncumulative. If the General Partner does not authorize a distribution on the LTIP Units payable on any Distribution Payment Date while any LTIP Unit is outstanding, then the holder of the LTIP Units will have no right to receive a distribution for that Distribution Payment Date, and the Partnership will have no obligation to pay a distribution for that Distribution Payment Date with respect to the LTIP Units.


                                   Exh. I-2

               (d) Parity with Common Units. No distributions, whether in cash, securities or property, will be authorized or paid or set apart for payment to holders of Common Units for any period unless for each LTIP Unit outstanding, a distribution equal to the LTIP Distribution Amount with respect to such period has been or contemporaneously is authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment to the holders of the LTIP Units for the then current distribution period.

               (e) Definition of Set Apart for Payment. As used in this
Section 3, "set apart for payment" shall be deemed to include, without any further action, the following: the recording by the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of a distribution by the General Partner, the allocation of funds to be so paid on any series or class of units of the Partnership.

      4. Adjustments.


The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures. If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. The following shall be "Adjustment Events": (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the Company in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the Company. If the Partnership takes an action affecting the Common Units other than actions specifically described above as "Adjustment Events" and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer's certificate setting forth such adjustment and a brief statement of


                                   Exh. I-3
the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

      5. Ranking.

      The LTIP Units shall rank on parity with the Common Units in all respects.

      6. No Liquidation Preference.

      The LTIP Units shall have no liquidation preference.

      7. Right to Convert LTIP Units into Common Units.

      The following provisions of this Section 7, the "OPU Conversion Right," shall apply from and after the date that the Board of Directors of the Company elects, by formal resolution, to cause the OPU Conversion Right to apply. Until such time, the following provisions of this Section 7 shall not apply, and holders of LTIP Units shall instead have the redemption right contemplated by Section 9.

               (a) Conversion Right. A holder of LTIP Units shall have the right (the "Conversion Right"), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Units; provided, however, that a holder may not exercise the Conversion Right for fewer than one thousand (1,000) Vested LTIP Units or, if such holder holds fewer than one thousand Vested LTIP Units, all of the holder's Vested LTIP Units. Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Person may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the holder of the Units, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Units. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 7.

               (b) Number of Units Convertible. A holder of Vested LTIP Units may convert such Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to
Section 4. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such holder, to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the "Capital Account Limitation").


                                   Exh. I-4

               (c) Notice. In order to exercise his or her Conversion Right, a holder of LTIP Units shall deliver a notice (a "Conversion Notice") in the form attached as Exhibit A to this Supplement (with a copy to the General Partner) not less than 10 nor more than 60 days prior to a date (the "Conversion Date") specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then holders of LTIP Unit shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third business day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1 of the Partnership Agreement. Each Holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a Holder of LTIP Units may deliver a Redemption Notice pursuant to Section 8.6 of the Partnership Agreement relating to those Common Units that will be issued to such holder upon conversion of such LTIP Units into Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a holder of LTIP Units in a position where, if he or she so wishes, the Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the Company elects to assume the Partnership's redemption obligation with respect to such Common Units under Section 8.6 of the Partnership Agreement by delivering to such holder REIT Shares rather than cash, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units. The General Partner shall cooperate with a holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

               (d) Forced Conversion. The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a holder of LTIP Units to be converted (a "Forced Conversion") into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 4; provided, that the Partnership may not cause Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to paragraph (b) above. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a "Forced Conversion Notice") in the form attached as Exhibit B to this Supplement to the applicable Holder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1 of the Partnership Agreement.

               (e) Conversion Procedures. A conversion of Vested LTIP Units for which the Holder has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of LTIP Units, as of which


                                   Exh. I-5
time such holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such Person immediately after such conversion.

               (f) Treatment of Capital Account. For purposes of making future allocations under Section 6.1.E of the Agreement and applying the Capital Account Limitation, the portion of the Economic Capital Account balance of the applicable holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

               (g) Mandatory Conversion in Connection with a Transaction. If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership's assets, but excluding any transaction which constitutes an Adjustment Event), in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a "Transaction"), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction).

      In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such


                                   Exh. I-6
election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such Common Unit Holder failed to make such an election.

      Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which LTIP Units are issued, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 7 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Partnership Agreement for the benefit of the holders of LTIP Units.

      8. Redemption at the Option of the Partnership.

      LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing LTIP Units from the holder thereof if and to the extent such holder agrees to sell such Units.

      9. Redemption at Holder's Election.

           The following provisions of this Section 9 shall apply until the date that the OPU Conversion Right becomes effective as contemplated by
Section 7 above. From and after such date, the following provisions shall not apply, and holders of LTIP Units shall instead have the OPU Conversion Right contemplated by Section 7:

               (a) Redemption Right. On or after the date that is the later of
(i) two (2) years after the LTIP Issuance Date of any Vested LTIP Unit and
(ii) six (6) months after the date on which such Vested LTIP Unit became a Vested LTIP Unit, other than in connection with a change-in-control transaction, the holder of any such Vested LTIP Unit shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the LTIP Units held by such Limited Partner at a redemption price per LTIP Unit equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership in the form attached as Exhibit C hereto (with a copy to the Company) by the Limited Partner who is exercising the redemption right (the "Redeeming Partner"). A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Vested LTIP Units at any one time


                                   Exh. I-7
or, if such Limited Partner holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 9, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner. Any LTIP Units redeemed by the Partnership pursuant to this Section 9 shall be cancelled upon such redemption.

      For purposes of clarification, it is understood that the Cash Amount at the date of this Supplement is based upon a Conversion Factor of 1.0 and that such Conversion Factor may be adjusted from time to time as provided in the Partnership Agreement.

               (b) Number of Units Redeemable. Notwithstanding the foregoing provisions of paragraph (a), in no event may a holder of Vested LTIP Units redeem a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such holder to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of the redemption.

               (c) Treatment of Capital Account. For purposes of making future allocations under Section 6.1.E of the Agreement and applying the Capital Account Limitation, the portion of the Economic Capital Account balance of the applicable holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

      10. Voting Rights.

               (a) Voting with Common Units. Holders of LTIP Units shall have the right to vote on all matters submitted to a vote of the holders of Common Units; holders of LTIP Units and Common Units shall vote together as a single class, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred. In any matter in which the LTIP Units are entitled to vote, including an action by written consent, each LTIP Unit shall be entitled to one vote.

               (b) Special Approval Rights. In addition to, and not in limitation of, the provisions of Section 10(a) above (and notwithstanding anything appearing to be contrary in the Partnership Agreement), the Company and/or the Partnership shall not, without the affirmative consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding LTIP Units, given in person or by proxy, either in writing or at a meeting, take any action that would materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; but subject in any event to the following provisions: (i) no consent of the holders of LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would similarly alter, change, modify


                                   Exh. I-8
or amend the rights, powers or privileges of the Common Units; (ii) with respect to the occurrence of any merger, consolidation or other business combination or reorganization, so long as the LTIP Units remain outstanding with the terms thereof materially unchanged or, if the Partnership is not the surviving entity in such transaction, are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for federal income tax purposes (and with the terms of the Common Units or such other securities into which the LTIP Units (or the substitute security therefor) are convertible materially the same with respect to rights to allocations, distributions, redemption, conversion and voting), the occurrence of any such event shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; (iii) any creation or issuance of any Common Units or of any class of series of common or preferred units of the Partnership (whether ranking junior to, on a parity with or senior to the LTIP Units with respect to payment of distributions, redemption rights and the distribution of assets upon liquidation, dissolution or winding up), which either (x) does not require the consent of the holders of Common Units or (y) does require such consent and is authorized by a vote of the holders of Common Units; and LTIP Units voting together as a single class, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; and (iv) any waiver by the Partnership of restrictions or limitations applicable to any outstanding LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units with respect to other holders. The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time.


                                   Exh. I-9

                                  Schedule A
                                  ----------


          Name and Address                         Number of LTIP Units
          ----------------                         --------------------

Scott H. Rechler                                          104,167
c/o Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York 11747

Michael Maturo                                            104,167
c/o Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York 11747

Jason M. Barnett                                          104,167
c/o Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York 11747

Todd Rechler                                               33,333
c/o Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York 11747

Richard Conniff                                            16,666
c/o Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York 11747


                                    Sch. A

                                   Exhibit A

                   Notice of Election by Partner to Convert
                         LTIP Units into Common Units

      The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in Reckson Operating Partnership (the "Partnership") set forth below into Common Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.


Name of Holder:
               ----------------------------------------------------------------
                  (Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:
                                      ---------------------

Date of this Notice:
                     -------------------------------------


      --------------------------------------------------------------------
      (Signature of Holder: Sign Exact Name as Registered with Partnership)

      --------------------------------------------------------------------
      (Street Address)

      --------------------------------------------------------------------
      (City) (State) (Zip Code)

      Signature Guaranteed by:
                              --------------------------------------------


                                    Exh. A

                                   Exhibit B

             Notice of Election by Partnership to Force Conversion
                        of LTIP Units into Common Units


      Reckson Operating Partnership (the "Partnership") hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership.


Name of Holder:
               --------------------------------------------------------------
                 (Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:
                                      ---------------------

Date of this Notice:
                     -------------------------------------


                                    Exh. B

                                   Exhibit C
                             Notice of Redemption

           The undersigned Limited Partner hereby irrevocably requests Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Partnership'") to redeem ________ Vested Units in the Partnership in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership and the Redemption Right referred to in the Supplement thereto dated as of December 27, 2004; and the undersigned Limited Partnership irrevocably (i) surrenders such Partnership Units and all right, title and interest therein; and (ii) directs that the Cash Amount deliverable upon exercise of the Redemption Right be delivered to the address specified below. The undersigned hereby represents, warrants and certifies that the undersigned: (a) has marketable and unencumbered title to such Vested LTIP Units, free and clear of the rights or interests of any other person or entity ; (b) has the full right, power and authority to request such redemption and surrender such Partnership Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such redemption and surrender of Units. The undersigned Limited Partner further agrees that, in the event that any state or local property tax is payable as a result of the transfer of its Partnership Units to the Partnership, the undersigned Limited Partner shall assume and pay such transfer tax.

Dated:
      ------------------------

Name of Limited Partner:
                        ------------------------------------------
                                      Please Print


                        ------------------------------------------
                        (Signature of Limited Partner)


                        ------------------------------------------
                        (Street Address)


                        ------------------------------------------
                        (City, State, Zip Code)

                        Signature Guaranteed by:

                        ------------------------------------------


                                    Exh. C